EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference to (a) the Registration Statement on Form S-3 (No. 333-1040), as amended, and the Prospectus contained therein, (b) the Registration Statement on Form S-3 (033-55792-NY),as amended, and the Prospectus contained therein, and (c) the Registration Statement on Form S-8 (333-01048), as amended, and the Prospectus contained therein, of our report dated September23, 1999, appearing on Page 19 of Greg Manning Auctions, Inc.'s Annual Report on Form 10-KSB for the years ended June 30, 1999 and 1998.


/s/ AMPER, POLITZINER & MATTIA P.A.

Edison, New Jersey
September 28, 1999

                                       47